EXHIBIT 99.1


                      HALLMARK FINANCIAL SERVICES, INC.

                          Instructions as to Use of
                             Rights Certificates
                           _______________________


      Consult the Subscription Agent or your bank or broker if you have any questions.
                           _______________________

      The following instructions relate to a rights offering (the "Rights Offering") by Hallmark Financial Services, Inc., a Nevada corporation (the "Company"), to the holders of record (collectively, the "Recordholders") of its common stock, par value $0.03 per share (the "Common Stock"). Recordholders at the close of business on April 20, 2005 (the "Record Date") are receiving non-transferable subscription rights (the "Rights") to subscribe for and purchase shares of the Common Stock (the "Underlying Shares"). An aggregate of 50,000,000 Underlying Shares will be offered by the Company's Prospectus dated ________, 2005 (the "Prospectus"). Each Recordholder will receive one Right for each share of Common Stock owned of record as of the close of business on the Record Date. The Rights will expire, if not exercised, at 5:00 p.m., Dallas, Texas time, on _________, 2005, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by Securities Transfer Corporation (the "Subscription Agent") after 5:00 p.m., Dallas, Texas time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may extend the Expiration Date from time to time by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., Dallas, Texas time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by non-transferable Rights Certificates (the "Rights Certificates").

      The number of Rights to which you are entitled is printed on the face of your Rights Certificate. Each Right allows the holder thereof to subscribe for 1.37 shares of Common Stock (the "Basic Subscription Privilege") at a Subscription Price of $0.90 per share of Common Stock.

      In addition, each holder of Rights who exercises their Basic Subscription Privilege in full will be eligible to subscribe (the "Over-Subscription Privilege") at the same Subscription Price for shares of Common Stock that are not purchased pursuant to the exercise of Rights by other holders of Rights under the Basic Subscription Privilege (the "Excess Shares"), subject to availability and proration as described below. Shares of Common Stock will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that Underlying Shares are not subscribed for pursuant to the Basic Subscription Privilege. If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Privilege, the Company will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Privileges. "Pro rata" means in proportion to the number of Underlying Shares that each holder of Rights has purchased by exercising their Basic Subscription Privileges. If there is a pro rata allocation of the remaining Excess Shares and a holder of Rights receives an allocation of a greater number of Excess Shares than they subscribed for under their Over-Subscription Privilege, then the Company will allocate to them only the number of Excess Shares for which they subscribed. The Company will allocate the remaining Excess Shares among all other holders exercising their Over-Subscription Privileges. Such reallocation will be repeated until all Excess Shares have been allocated to the full extent of the Over-Subscription Privilege. See "The Offering - Subscription Rights - Over-Subscription Privilege" in the Prospectus.

      You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

      YOUR RIGHTS CERTIFICATE, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., DALLAS, TEXAS TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED A RIGHT, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE.

      1.  Method of Subscription--Exercise of Rights.

      To exercise your Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights, with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent on or prior to 5:00 p.m., Dallas, Texas time on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for:

           (a) by uncertified personal check, payable to Securities Transfer Corporation as Subscription Agent for the Company,

           (b) by certified check or bank check drawn on a U.S. bank or money order, payable to Securities Transfer Corporation as Subscription Agent for the Company, or

           (c) by wire transfer of immediately available funds directed to the account maintained by the Subscription Agent (the "Subscription Account") at:

                Wells Fargo Bank Texas, N.A.
                ABA #111900659
                Credit Account No. __________
                Account Name: Securities Transfer Corporation Trust Account for Hallmark Financial Services

 Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription Agent only upon:

           (a)  receipt and clearance of any uncertified check;

           (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any money order; or

           (c) receipt of collected funds in the Subscription Account designated above.

      If paying by check, bank draft or money order, please reference your Subscription Rights Certificate number on your check, bank draft or money order. If paying by uncertified personal check, please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by the Expiration Date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.

      The Rights Certificate and payment of the Subscription Price or, if applicable, Notice of Guaranteed Delivery (as defined below), must be delivered to the Subscription Agent by one of the methods described below:

                By mail, by hand or by overnight courier to:

                Securities Transfer Corporation
                Attention: Kevin Halter, Jr.
                2591 Dallas Parkway, Suite 102
                Frisco, Texas  75034
                Telephone Number for Confirmation: (469) 633-0101

 Delivery to any address or by a method other than that set forth above does not constitute valid delivery.

      By making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Date, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Certificate held by you, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Over-Subscription Privilege, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Rights Certificate evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No. 469-633-0088). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, set forth above.

      Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Underlying Shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, the Excess Shares will be allocated, as described above, among beneficial owners exercising the Over-Subscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

      If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered.

      If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the "Subscription Excess"), then you will be deemed to have exercised the Over-Subscription Privilege to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail, without interest or deduction, as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.

      The Company will not issue any fractional Underlying Shares (or distribute cash in lieu thereof). If the number of Rights exercised by you would result in your receiving a fractional Underlying Share, the aggregate number of Underlying Shares to be issued will be rounded down to the nearest whole number.

      2.  Issuance of Common Stock.

      The following deliveries and payments will be made to the address shown on the face of your Rights Certificate, unless you provide instructions to the contrary in your Rights Certificate.

           (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege. See "The Offering_Issuance of Stock Certificates" in the Prospectus.

           (b) Over-Subscription Privilege. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Privilege certificates representing the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege. See "The Offering_ Subscription Rights/Over-Subscription Privilege" in the Prospectus.

           (c) Excess Cash Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who has exercised, or is deemed to have exercised, the Over-Subscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Privilege.

      3.  Sale or Transfer of Rights.

      The Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered to the Subscription Agent prior to the Expiration Date by one of the methods described below:

                By mail, by hand or by overnight courier to:

                Securities Transfer Corporation
                Attention: Kevin Halter, Jr.
                2591 Dallas Parkway, Suite 102
                Frisco, Texas  75034

      4.  Execution.

           (a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

           (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

           (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

      5.  Method of Delivery.

      The method of delivery of the Rights Certificate and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., Dallas, Texas time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

      6. Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company.

      In the case of Rights that are held of record through the Depository Trust Company (the "Book-Entry Transfer Facility"), exercises of the Basic Subscription Privilege and the Over-Subscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.

      7.  Substitute Form W-9.

      Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number (TIN) on Substitute Form W-9. See "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9." Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 30% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights).